EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

SHUFFLE MASTER, INC.

ARTICLE I

OFFICES

1.01           Registered Office.  The registered office of the corporation shall be 1106 Palms Airport Drive, Las Vegas, Nevada 89119-3730. The Board of Directors (the "Board") shall have authority to change the registered office of the corporation from time to time, and any such change shall be registered by the Secretary of the corporation (the "Secretary"), or another authorized officer, with the Secretary of State.

1.02           Offices.  The corporation may have such other offices, including its principal business office as the Board may designate or as the business of the corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

2.01           Annual Meeting.  The annual meeting of the shareholders of the corporation shall be held at such time and place, either within or without the State of Minnesota, as shall be designated from time to time by the Board, including by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at a meeting, or by written consent of all the shareholders entitled to vote, at which time the shareholders, voting as provided in the Articles of Incorporation, shall elect Directors for the ensuing year, and shall transact such other business as shall properly come before them.  The chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  Any business may be transacted at such reconvened meeting that might have been transacted at the meeting that was adjourned.

2.02           Special Meetings.  Special meetings of the shareholders may be called for any purpose or purposes at any time~~, by the Secretary at any time~~ upon request of the chief executive officer ("CEO"); the President of the corporation acting in the capacity of the CEO; the chief financial officer of the corporation (the "CFO"); two or more directors; or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by 25 percent (25%) or more of the voting power of all shares entitled to vote.  Notice shall be given in accordance with the provisions of Section 2.05 hereof.  Special meetings of the shareholders of the corporation shall be held at such time and place, either within or without the State of Minnesota, as shall be designated from time to time by the Board, including by any combination of means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at a meeting, or by written consent of all the shareholders entitled to vote.  The chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting.  Any business may be transacted at such reconvened meeting that might have been transacted at the meeting that was adjourned.

2.03           Quorum.  The holders of a majority of the shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting, at which a quorum of the shareholders is present, may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  In the case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice or other announcement at the meeting, until the requisite number of voting shares shall be represented. Any business may be transacted at such reconvened meeting which might have been transacted at the meeting which was adjourned.

2.04           Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation. Upon demand of any shareholder, the vote for directors, or the vote upon any question before the meeting shall be by ballot. Directors shall be elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.  All questions other than the election of directors shall be decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business, or (b) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the Articles of Incorporation, these Bylaws, or the Minnesota statute require a larger proportion or number.

2.05           Notice of Meetings.  There shall be mailed or delivered to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation or otherwise in accordance with the Minnesota statute, a notice setting out the time and place of each annual meeting and each special meeting, which notice shall be mailed or delivered at least ten (10) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed or delivered to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto. Notice of each special meeting shall state the purpose or purposes for which the meeting has been called, pursuant to Section 2.02, and the business transacted at all special meetings shall be confined to the purpose stated in the notice. Notice may be waived in writing signed by the shareholder pursuant to Section 4.01. Such waiver may be given before or after the meeting~~,~~ and shall be ~~filed with the Secretary and~~ entered into the corporate minute book to become a permanent record therein.

2.06           Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxies shall be filed with the Secretary (or if no Secretary has been appointed, with any officer) before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.07           Closing Transfer Books.  The Board may close the stock transfer books for a period of time not exceeding sixty (60) days preceding the date of any meeting of shareholders, payment of dividend, allotment of rights, change, conversion or exchange of capital stock or the date of obtaining consent of shareholders for any purpose.

2.08           Record Date.  In lieu of closing the stock record books the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any of the aforesaid events, as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or allotment of rights, or to exercise the rights in respect to any change, conversion or exchange of capital stock, or to give such consent and, in such case, only such shareholders on the record date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed. If the stock transfer books are not closed and no record date is fixed for such determination of the shareholders of record, the date on which notice of the meeting is mailed or delivered or the date of adoption of a resolution of the Board declaring a dividend, allotment of rights, change, conversion, or exchange of capital stock, or to give such consent, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to vote shall apply to any adjournment of such meeting except when the date of determination or the closing of the stock transfer books exceeds sixty (60) days preceding such adjourned meeting, in which event a new meeting must be called.

2.09           Presiding Officer.  The ~~appropriate officers of the corporation~~Chairman of the Board ("Chairman"), or such other person as is designated by the Chairman, shall preside over all meetings of the shareholders; provided, however, that in the absence of ~~an appropriate corporate officer~~the Chairman or such other person as is designated by the Chairman to preside at any meeting of the shareholders, the shareholders present at the meeting shall choose any person present to act as presiding officer of the meeting.

2.10           Order of Business.  The suggested order of business at the annual meeting of shareholders, and so far as possible, at all other meetings of the shareholders, shall be as follows:

a.              Calling of roll.

b.              Proof of due notice of meeting, or unanimous waiver.

c.              Reading and disposal of any unapproved minutes.

d.              Annual reports of all officers and committees.

e.              Election of directors.

f.              Unfinished business.

g.              New business.

h.              Adjournment.

2.11           Action by Shareholders by Writing in Lieu of Meeting.  Any action which may be taken at a meeting of the shareholders may be taken without a meeting or notice thereof, if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote.

2.12           Nature of Business at Meetings of Shareholders.  Only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.13) may be transacted at an annual meeting of shareholders of the corporation as is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.12 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.12.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary (or if no Secretary has been appointed, to any officer).

To be timely, a shareholder’s notice ~~to the Secretary~~ must be delivered to or be mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice ~~to the Secretary~~ must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such shareholder; (iii) as to the shareholder giving the notice, (A) the class, series and number of all shares of stock of the corporation that are owned by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such shareholder with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such shareholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such shareholder or to increase the voting power or pecuniary or economic interest of such shareholder with respect to stock of the corporation; (iv) a description of all agreements, arrangements, or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, including any anticipated benefit to the shareholder therefrom; (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of shareholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.12; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

2.13           Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.13.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary (or if no Secretary has been appointed, to any officer).

To be timely, a shareholder’s notice ~~to the Secretary~~ must be delivered to or be mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or delivered or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice ~~to the Secretary~~ must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) (A) the class, series and number of all shares of stock of the corporation which are owned by such person, (B) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the corporation; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder; (ii) (A) the class, series and number of all shares of stock of the corporation which are owned by such shareholder, (B) the name of each nominee holder of shares owned beneficially but not of record by such shareholder and the number of shares of stock held by each such nominee holder, and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such shareholder with respect to stock of the corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such shareholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such shareholder or to increase the voting power or pecuniary or economic interest of such shareholder with respect to stock of the corporation; (iii) a description of all agreements, arrangements, or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, and any material interest of such shareholder in such nomination, including any anticipated benefit to the shareholder therefrom; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.13.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

2.14           Inspector of Election.  At each meeting of the shareholders, the chairman of such meeting may appoint one (1) or more inspectors of elections to act thereat, unless the Board shall have theretofore made such appointments.  Each inspector of elections so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of elections at such meeting with strict impartiality and according to the best of his ability.  The inspector(s) of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary (or if no Secretary has been appointed, with any officer) a certificate certifying the result thereof.

ARTICLE III

DIRECTORS

3.01           General Powers.  The property, affairs, and business of the corporation shall be managed by the Board.

3.02           Number.  The number of directors shall be not less than ~~three~~five (~~3), except that when all of the shares of the corporation are owned beneficially and of record by less than three (3) shareholders the number of directors may be less than three (3) but not less than the number of shareholders~~5).  The size of the Board shall be determined from time to time by resolution of the Board; provided that no decrease in the number of directors pursuant to this Section shall effect the removal of any director then in office except in compliance with the Minnesota statute.

3.03           Qualifications and Term of Office.  Directors need not be shareholders or residents of this state. Directors shall be elected by the shareholders at the annual meeting, for a term of one (1) year. Each of the directors of the corporation shall hold office until the annual meeting next following or closely coinciding with the expiration of his term of office and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as provided by the Minnesota statute. At all times, the number, qualifications, term, and composition of the Board shall comply with any applicable SEC, NASDAQ and similar rules and regulations.

3.04           Quorum.  A majority of the Board shall constitute a quorum for the transaction of business, provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors, but not less than two (2) shall constitute a quorum, except when a board of one (1) director is authorized pursuant to Section 3.02, then one (1) director shall constitute a quorum for the conduct of business. If less than a quorum is present at any meeting, a majority of the directors present may adjourn the ~~meting~~meeting from time to time without further notice. Unless otherwise required by the Articles of Incorporation, these Bylaws, or the Minnesota statute, any action may be taken by a simple majority vote of all directors present and voting.

3.05           Meetings.  Regular meetings of the Board shall be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the whole Board, or at such time and place as shall be fixed by the CEO or Chairman ~~of the Board ("Chairman")~~.  Special meetings of the Board may be held at such time and place as may from time to time be designated in the notice.  Special meetings of the Board may be called by the CEO, Chairman, or by any two (2) directors. Unless notice shall be waived by all directors entitled to notice, at least forty-eight (48) hours notice of the special meeting shall be given ~~by the Secretary, who shall give at least forty-eight (48) hours notice thereof~~ to each director by the fastest practicable means; provided, however, that meetings may be held without waiver of notice from or giving notice to any director while in the Armed Forces of the United States.

3.06           Compensation.  Directors and any members of any committee of the corporation contemplated by these Bylaws or otherwise provided for by resolution of the Board, shall receive such compensation therefore as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefore.

3.07           Executive Committee.  The Board, by majority vote, may elect an executive committee to serve at the pleasure of the Board, consisting of two (2) members of the Board. The executive committee shall possess and may exercise all of the powers of the Board to direct the management of the business affairs of the corporation, provided, however, that in no event may it take action to declare a dividend, authorize the issuance of stock, recommend an amendment to the Articles of Incorporation, recommend an agreement of merger or consolidation, recommend the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend a dissolution of the corporation or amend its Bylaws. The executive committee shall fix its own rules of procedure. It shall meet as provided by such rules or by call of either member of the committee.

3.08           Vacancies.  Any vacancies in the Board or Executive Committee shall be filled by the remaining directors of the Board, or remaining members of the Executive Committee from other members of the Board, though less than a quorum, and each director so elected shall act as a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting called for that purpose, and each member of the Executive Committee so elected shall serve until the next annual or other meeting at which a Board is elected by the shareholders.

3.09           Order of Business.  The suggested order of business at any meeting of the directors shall be as follows:

a.              Roll call.

b.              Proof of due notice of meeting or unanimous waiver of notice.

c.              Reading and disposal of any unapproved minutes.

d.              Reports of officers and committees.

e.              Election of officers.

f.              Unfinished business.

g.              New business.

h.              Adjournment.

The Executive Committee may adopt a similar procedure for its order of business by an affirmative vote of a majority of its entire membership.

3.10           Action by Directors by Writing in Lieu of Meeting.  The Board may take any action required or permitted to be taken at a duly convened Board meeting, by written action signed by a majority of the members of the Board.

3.11           Telephone Meetings.  Any director, or other member of any committee created by the Board, may participate in any meeting of the Board, or of any committee, by means of conference telephone or other communications equipment, provided all persons participating in the meeting are able to hear each other; participation thereby shall be deemed to be presence in person at such meetings.

ARTICLE IV

WAIVER OF NOTICE

4.01           Requirement of Waiver in Writing.  Whenever any notice is required to be given by the Articles of Incorporation, these Bylaws, or the Minnesota statute, a waiver thereof in writing, signed by the person or persons entitled to notice, shall be deemed equivalent thereto, whether given before, at or after the ~~meting~~meeting to which the notice pertains.

4.02           Presence at Meeting.  Notwithstanding any other Section of these Bylaws, attendance and participation at any meeting of shareholders or directors by any person entitled to vote shall be deemed to constitute waiver of notice by that person.

ARTICLE V

CORPORATE OFFICERS

5.01           Officers.  The Corporate Officers of the corporation shall, at the minimum, consist of a CEO~~, a President, a Secretary,~~ and a CFO, and, at the discretion of the CEO and the Board, a President, a Secretary, one or more Corporate Vice-Presidents, a Chief Operating Officer, one or more assistant secretaries or assistant treasurers, or such other Corporate Officers as may be determined from time to time. The General Counsel of the corporation may or may not be designated as a Corporate Officer. None of the Corporate Officers of the corporation need be directors of the corporation. Two or more Corporate Officer positions may be held by the same person. The Board may also elect a Chairman, who shall be ~~a director~~an “independent director” (as defined in Nasdaq Rule 5605(a)(2), or its successor, or, in the event the Corporation’s securities become listed on another securities exchange, then the applicable corporate governance rules of such exchange shall apply), but the Chairman position, standing alone, shall not be a Corporate Officer position. ~~If the Board does not elect a separate Chairman, then the CEO shall automatically be the Chairman.~~

5.02           Election, Term of Office, and Qualifications.  The Board shall elect the CEO, and, after considering the recommendations of the CEO, shall elect the ~~President, the Secretary, the CFO, and the General Counsel~~ CFO, and if there shall be any such, then ~~any~~the President, Secretary, General Counsel, Chief Operating Officer, Corporate Vice Presidents or Assistant Officers and any other Corporate Officer. Board election shall be a prerequisite for an individual being a Corporate Officer.  Such Corporate Officers shall hold office until their successors are elected and qualified; provided, however, that any such Officer (and the General Counsel, if not a Corporate Officer) may be removed with or without cause by a majority vote of the directors at a properly convened Board meeting with a quorum of the directors present, irrespective of any contractual obligations of employment. All Corporate Officers (and the General Counsel, if not a Corporate Officer) hold their offices at the pleasure of the Board.

5.03           Chief Executive Officer.  The CEO shall have the responsibility for the general policy and business of the corporation; for the active management of the business of the corporation; for establishing, in connection with the Board, and implementing both the short-term and long-term goals of the corporation, including without limitation strategic and succession planning objectives; and for seeing that all orders and resolutions of the Board are carried into effect. On at least an annual basis, the CEO shall select, subject to the Board’s ratification, the CFO and if there be any such, the President, Secretary, ~~CFO,~~ General Counsel and ~~if applicable,~~ other Corporate Officers; if the CEO fails to so select, the Board shall do so. The CEO may execute and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, as may be prescribed from time to time by the Board, and, in general, shall perform all duties usually incident to the office of the chief executive officer of publicly – traded companies, as well as such other duties as may from time to time be assigned to him by the Board. ~~In the absence of the Chairman, the CEO shall preside at all meetings of the shareholders and all meetings of the Board.~~ The CEO shall report to the Board.

5.04           President.  ~~If the person holding the position of CEO does not also hold the position of President, then the~~The President shall perform such duties as may from time to time be assigned to him by the CEO and/or the Board, or as otherwise set forth in these Bylaws. As a general matter, the President shall, at the direction of the CEO, help implement the policies, orders and resolutions of the CEO and/or the Board. The President may also be, but need not be, the Chief Operating Officer of the corporation, if so determined by the CEO and the Board. In the absence or disability of the CEO, the President, on an interim basis, shall perform the duties and exercise the powers of the CEO, as well as such other duties and have such other powers as the Board may determine, designate, or otherwise direct. The President shall report to the CEO.

5.05           Corporate Vice-Presidents.  Each Corporate Vice-President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by either the CEO, the President, or the Board. Merely because an employee of the corporation has the title "Vice-President" does not make him a Corporate Officer of the corporation, unless the Board has elected or ratified the individual as a Corporate Vice-President. In the event of the absence or disability of both the CEO and the President, then the Corporate Vice-Presidents, in the order designated by the Board, shall, on an interim basis, succeed to the powers and duties of the CEO and the President, as may be determined and designated, and until directed otherwise, by the Board.

5.06           Secretary.  The Secretary shall be the secretary of and shall attend all meetings of the shareholders and the Board. He shall act as clerk thereof and shall record all the proceedings of such meetings in the minute book of the corporation. He shall, with the CEO and/or the President, acknowledge all certificates for shares of the corporation and shall perform such other duties as may be prescribed from time to time by the Board. The Secretary, in his secretary functions, shall report to the Chairman.

5.07           Chief Financial Officer.  The CFO shall be the Treasurer of the corporation. The CFO shall keep accurate accounts of all monies of the corporation received or disbursed. He shall deposit all monies, drafts, and checks, in the name of and to the credit of the corporation in such banks and depositories as the Board shall designate from time to time. He shall have power to endorse for deposit all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation as authorized by the Board. He shall render to the CEO, and to the Board, whenever required, an account of all of his transactions as CFO, and of the financial condition of the corporation, and shall perform such other duties and have such other responsibilities as may be prescribed by the CEO or Board from time to time. The CFO shall report to the CEO and, when and as appropriate, to the Board.

5.08           Assistant Officers.  In the event that absence or disability of any Corporate Vice-President, Secretary, or CFO, an assistant to such Officers elected by the Board shall succeed to the powers and duties of the absent Officer in the order in which they are elected or as otherwise prescribed by the Board, until such principal Officer shall resume his duties or a replacement shall be elected by the Board. Such Assistant Officer shall exercise such other powers and duties as may be delegated to them from time to time by the Board, but they shall be subordinate to the principal Officer they are designated to assist.

5.09           General Counsel.  The General Counsel shall be the Chief Legal Officer of the corporation (even if he is not a Corporate Officer) and shall generally manage and be responsible for all legal matters involving the corporation. He shall report to the CEO and, when and as appropriate, to the Board.

5.10           Chairman of the Board.  The Chairman shall preside at all meetings ~~thereof~~of the Board and of any Executive Committee thereof, shall establish the agenda for all Board meetings, and shall exercise such other powers as the Board may from time to time direct. He shall also ~~preside at and~~ establish, along with the Board, the agenda for all meetings of the shareholders.  The Chairman shall also, as a general matter, be involved in other activities which are usually incident to the position of chairman of the board of publicly-traded companies. In the absence of the Chairman ~~and unless otherwise designated by the Board, the CEO~~, an independent director (as defined in Nasdaq Rule 5605(a)(2), or its successor, or, in the event the Corporation’s securities become listed on another securities exchange, then the applicable corporate governance rules of such exchange shall apply) as designated by the Board shall preside at all meetings of the ~~shareholders and at all meetings of the~~ Board and the Executive Committee of the Board. ~~If the Board does not elect a separate Chairman, the CEO shall automatically be~~ In no event shall the same person serve as both Chairman~~.~~ and CEO simultaneously.

5.11           Salaries of Officers.  The CEO’s salary, for each fiscal year, shall be fixed by the Board. The salaries of the other Corporate Officers (and the General Counsel, if he is not a Corporate Officer), for each fiscal year, after considering the recommendations of the CEO, shall be set by the Board (or the compensation committee) no later than the approximate start of each fiscal year. No Corporate Officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation. The corporation may require any officer or key employee of the corporation to enter into an agreement with the corporation providing that any payments made to, or on behalf of, the officer or key employee, including, but not limited to, salary, commission, bonus, interest, rent, reimbursement or travel and entertainment expense incurred by him, which shall be finally disallowed by the Internal Revenue Service in whole or in part as an expense deductible by this corporation, shall be repaid by such officer or key employee to the corporation to the full extent of such disallowance. This amount shall be repaid to the corporation by the officer or key employee in such manner as may be determined by the Board. The final disallowance of a deduction shall be deemed to occur upon the agreement between the corporation and the Internal Revenue Service with regard to the disallowance or upon final court decision, including appeal thereof, establishing said disallowance. It shall be the duty of the Board, as a Board, to enforce the repayment of all disallowed amounts by any officer or key employee hereof.

ARTICLE VI

INDEMNIFICATION

6.01           Indemnification.  Directors, officers, committee members, and other persons shall have the rights to indemnification to the fullest extent provided by Section 302A.521 of the Minnesota Statutes and laws amendatory thereof and supplementary thereto.

6.02           Not Exclusive Remedy.  The indemnification provided by these Bylaws shall not exclude any other right to which an officer or director may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and the grant or enforcement of any such right shall not imply that the corporation may not provide lawful indemnification or advancement of expenses to any officer, director, agent or employee not expressly provided for in these Bylaws. Nothing contained in these Bylaws shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

6.03           Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity.

ARTICLE VII

SHARES AND THEIR TRANSFER

7.01           Certificates of Stock and Uncertificated Shares of Stock.  Shares of stock of the corporation may be certified or uncertified as provided under Minnesota law. Every owner of stock of the corporation shall, at his election, be entitled to a certificate, to be in such form as the Board prescribes, certifying the number of shares of stock of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the corporation by the CEO and by the Secretary, or by any other proper officer of the corporation authorized by the Board. A record shall be kept of the name of the person, firm or corporation owning the stock of the corporation whether or not represented by a certificate, and the respective issue dates thereof, and in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled except in cases provided for in Section 7.05 of this Article VII.

7.02           Facsimile Signature.  Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board to perform such duties, a facsimile or engraved signature of the CEO and Secretary, or other proper officer of the corporation authorized by the Board may be inscribed on the certificate in lieu of the actual signature of such officer. The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

7.03           Issuance of Shares.  Subject to the provisions and limitations of the Articles of Incorporation, the Board is authorized to cause to be issued shares of the corporation, to the full amount of such authorized shares, and at such times as may be determined by the Board and as may be permitted by law.

7.04           Transfer of Shares.  Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or, as to uncertificated shares of stock, by the shareholder as shown on the ownership records as kept by the corporation, or the shareholder’s legal representative, or duly authorized attorney-in-fact, and, in the case of shares represented by a certificate, upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security, and not absolutely, such facts, if known to the ~~Secretary~~corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

7.05           Lost Certificates.  Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board, in an amount determined by the Board not exceeding double the value of the stock represented by such certificate to indemnify the corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

7.06           Indebtedness of Shareholders.  The corporation shall have a first lien on all the shares of its capital stock and upon all dividends declared upon the same for any indebtedness of the respective holders thereof to the corporation.

7.07           Transfer Agent and Registrar.  The Board may appoint one or more transfer agents or transfer clerks, and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VIII

DIVIDENDS AND SURPLUS

8.01           Dividends.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board may declare dividends from the net profits or net assets of the corporation available for dividends whenever, and in such amounts as, in its opinion, the condition and the affairs of the corporation shall render it advisable.

8.02           Use of Surplus, Reserves.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board in its discretion may use and apply any of the net profits or net assets of the corporation available for such purpose in purchasing or acquiring any of the shares of the capital stock of this corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the corporation or for any other purpose it may think conducive to the best interests of the corporation.

ARTICLE IX

FINANCIAL AND PROPERTY MANAGEMENT

9.01           Fiscal Year.  The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the Board.

9.02           Audit of Books and Accounts.  The books and accounts of the corporation shall be audited at such times as may be ordered by the Board.

9.03           Contracts.  The Board or such officer or person to whom such power shall be delegated by the Board by resolution, except as otherwise provided in these Bylaws, may authorize any officer, agent or employee, either by name or by designation of their respective offices, positions or classes, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances, and unless so authorized, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

9.04           Checks.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the Treasurer or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

9.05           Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may select.

9.06           Voting Securities Held by Corporation.  The CEO, or other agent designated by the Board, shall have full power and authority on behalf of the corporation to attend, act and vote at any meeting of security holders of other corporations in which this corporation may hold securities. At such meeting, the CEO, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the corporation might possess and exercise.

9.07           Loans.  Except as authorized by vote of the Board or as authorized by such officer, agent, employee or other person to whom authority to borrow money shall be delegated by the Board by resolution, no loans shall be contracted on behalf of this corporation, and no negotiable paper shall, be issued in its name.

ARTICLE X

AMENDMENT OF BYLAWS

10.01         Action by Board of Directors.  The Board may from time to time by vote of the majority of its members, make, alter, amend or rescind all or any part of the Bylaws of this corporation subject to the power of its shareholders to change or repeal such Bylaws. Such authority in the Board is subject to the powers of the voting shareholders to enact, change or repeal such Bylaws by majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose.

ARTICLE XI

~~MISCELLANOUS~~MISCELLANEOUS PROVISIONS

11.01         Whenever the context of these Bylaws require, the masculine gender includes the feminine or neuter and the singular number includes the plural.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS

The undersigned, on behalf of the Board of Directors, does hereby certify that the Board of Directors, effective ~~November 11, 2008,~~April 4, 2011, hereby adopts the foregoing Amended and Restated Bylaws to be the Bylaws of the corporation and to supersede all previously existing Bylaws.

~~/s/ Mark L. Yoseloff~~

~~Mark L. Yoseloff, Chairman of the Board~~

~~and Chief Executive Officer~~

/s/GARRY W. SAUNDERS
Garry W. Saunders Chairman of the Board